                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


BOARD OF DIRECTORS
DOANE PET CARE COMPANY:


     We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting for goodwill and other intangible assets.


                                        /s/ KPMG LLP
Nashville, Tennessee
April 4, 2003